UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

ARKADOS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

211 Warren Street, Suite 320

Newark, New Jersey 07103

(Address of Principal Executive Offices)

(862) 393-1988

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

a. Election of New Director

On September 26, 2014, our sole director elected Mark Gelnaw as a member of the Board of Directors of Arkados Group, Inc. (the “Company”), to fill one of the vacancies on the board created by the departure of previous directors in January, 2013. Mr. Gelnaw will serve from the date of election until the earlier of the next annual meeting of the shareholders of the Company or until his successor has been duly qualified and elected. There were no arrangements or understandings between the new director and any other persons pursuant to which such director was selected. There are no related party transactions to which Mr. Gelnaw is a party.

Mr. Gelnaw has over 30 years of experience in the financial services industry having held senior positions at Deutsche Bank, Lehman Brothers, Salomon Brothers and Arthur Andersen & Co. Most recently he served as Global Head of Business Development and Head of Strategic Funds for Deutsche Bank. In addition to serving as Chief Operating Officer for Deutsche Bank’s Asset Management and Deutsche Bank’s Equity divisions where he was involved in all aspects of the business including structuring, marketing, investment management, due diligence as well as serving as a liaison with all the service functions that interface with the business processes.  During his tenure as Chief Operating Officer of the Equity Division the business grew in less than three years from a loss 40 million euros to a net profit of over 2.5 billion euros.  He also was responsible for the acquisition of the NatWest Derivative businesses and played a lead role in the acquisition of Bankers Trust.  Mr. Gelnaw served on the firm’s Divisional Executive Committees and was a member of the firm’s top 40 professional charged with establishing the business mission and strategy.

In addition to operating in the capacity of a Chief Operating Officer for numerous Deutsche Bank businesses, he held specific business responsibilities.  Mr. Gelnaw was the Global Head of Equity Finance and the Global Head of Proprietary Trading for the Equity Division.  The proprietary trading grew under his leadership both in terms of revenues ($220 to over $500 million) in global reach by exporting successful US strategies to the international arena while the Finance function grew from just $15 million in revenues to over $245 million in less than two years.

Mr. Gelnaw began his venture career while employed at Deutsche Bank in 1997.  He was the fund manager for the Angel Fund, a focused fund which captured emerging technology ventures in cooperation with Stanford University.  To date the Fund has returned over 22 times the original investment with one of the highlight investments being Pay Pal.  He later combined this fund together with other Deutsche Bank alternative funds to form the “Strategic Funds” which were marketed to investors through the bank’s Private Client Group and Asset Management divisions. Mr. Gelnaw has continued his private equity passion by forming and developing several emerging businesses.  Currently, he actively participates in the development of over 150 unique and diverse industry investments.

He is a 1979 graduate of Georgetown University where he earned a BSBA in Accounting and currently serves on the board of various companies and charities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP, INC.

Date: September 26, 2014	By:	/s/ Terrence DeFranco
Terrence DeFranco
Chief Executive Officer

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